UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2008
Dura Automotive Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21139	26-2773380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2791 Research Drive, Rochester Hills, Michigan 48309

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 299-7500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Preliminary Note
          On June 27, 2008 (the “Effective Date”), Dura Automotive Systems, Inc. (“DASI”), its wholly-owned subsidiary, Dura Operating Corp. (“DOC”), and certain of their affiliates organized in the United States (collectively, the “Debtors”) satisfied, or otherwise obtained a waiver of, each of the conditions precedent to the effective date specified in Article VIII of the Debtors’ Revised Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (With Further Technical Amendments) (the “Plan”), dated May 12, 2008, as confirmed by an order (the “Confirmation Order”) of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered on May 13, 2008.
          The description of the Plan in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such document, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by DASI on May 19, 2008 and is incorporated by reference herein as well as the Final Plan Supplement filed with the Bankruptcy Court on June 26, 2008, a copy of which is filed herewith as Exhibit 2.2 and is incorporated by reference herein. Capitalized terms used but not defined herein shall have the meaning given to them in the Plan.
          As contemplated by the Plan, prior to and on the Effective Date, DASI and DOC took part in a corporate reorganization. In early June 2008, nominees for the creditors formed three new Delaware corporations: New Dura, Inc. (“Newco”), along with its wholly-owned direct subsidiary, New Dura Holdco, Inc. (“New Dura Holdco”), and its wholly-owned indirect subsidiary, New Dura Opco, Inc. (“New Dura Opco”). On the day before the Effective Date, DASI amended its certificate of incorporation to change its name to “Old Dura, Inc.” (“Old Dura”) and immediately thereafter Newco amended its certificate of incorporation to change its name to “Dura Automotive Systems, Inc.” (“New Dura”). Then, through a series of transactions consummated on the Effective Date:
•	Old Dura (formerly known as DASI) sold (a) its holdings of Atwood Automotive, Inc. to New Dura Holdco and (b) substantially all of its other assets (including the stock of DOC) to New Dura Opco. In exchange therefor, Old Dura received (y) 8,400,000 shares of common stock, par value $0.01 per share, of New Dura (the “New Common Stock”) and (z) 2,281,000 shares of Series A Redeemable Voting Mandatorily Convertible Preferred Stock, par value $0.01 per share (the “New Series A Preferred Stock”);

•	New Dura issued 83,750 shares of New Series A Preferred Stock to the lenders under its new Senior Secured Second Lien Credit Facility (the “New Second Lien Lenders”) as consideration for providing the facility, as more fully described under Item 2.03 of this Current Report on Form 8-K;

•	Except to the extent otherwise provided in the Plan, Old Dura’s notes, stock, instruments, certificates, and other documents evidencing the Senior Notes Claims, Subordinated Notes Claims, Convertible Subordinated Debentures Claims, Convertible Trust Guarantees and Equity Interests (including the 18,904,222 shares of Old Dura’s Class A Common Stock, par value $0.01 per share, which were outstanding as of June 1, 2007) existing immediately prior to the Effective Date were cancelled; and

•	Old Dura distributed the New Common Stock to holders of Allowed General Unsecured Claims, including holders of Old Dura’s Senior Notes, other than Canadian General Unsecured Claims (as defined in the Plan) and the New Series A Preferred Stock to the holders of Allowed Second Lien Facility Claims (as defined in the Plan).
          New Dura is the successor registrant to Old Dura pursuant to Rule 12g-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).
Asset Purchase Agreement
          On the Effective Date, Old Dura entered into an Asset Purchase Agreement with New Dura Opco whereby Old Dura sold New Dura Opco substantially all of its assets, including all of the outstanding equity interests in DOC, in exchange for New Dura Opco’s holdings of New Series A Preferred Stock and New Common Stock.
          This description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.
Registration Rights Agreement
          On the Effective Date, New Dura entered into a Registration Rights Agreement with each of the creditors who received an issuance of New Series A Preferred Stock pursuant to the Plan. The Registration Rights Agreement provides the holders of the New Series A Preferred Stock with registration rights applicable to their shares of New Series A Preferred Stock and the New Common Stock (the “Registrable Securities”).
          Under the Registration Rights Agreement, and subject to certain restrictions, the holders of not less than 20% of each class of Registrable Securities have the right to request that New Dura effect the registration of the Registrable Securities held by such requesting holders, plus the Registrable Securities of any other holder giving New Dura a timely request to join in such registration (a “Demand Registration”). Additionally, under the Registration Rights Agreement, and subject to certain restrictions, if New Dura proposes to register any of its securities (other than pursuant to a Demand Registration) then New Dura must provide the holders of Registrable Securities with piggyback registration rights to have their Registrable Securities included in such registration, subject to certain limitations.
          New Dura agreed to pay certain expenses related to the filing of registration statements pursuant to the Registration Rights Agreement, except that certain underwriting fees and taxes relating to the Registrable Securities shall be borne by the sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered. The Registration Rights Agreement contains other customary provisions, including indemnification provisions. New Dura has agreed not to take any action to terminate or suspend its reporting obligations under the Exchange Act without the approval of the holders of a majority of its New Common Stock (which vote shall not include the vote of the holders of New Series A Preferred Stock on an as-converted basis) prior to the earlier of (i) three years after the Effective Date or (ii) if New Dura’s merges with or into or consolidates with another entity or sells all or substantially all of its assets to another entity, in any case other than a direct or indirect wholly-owned subsidiary of New Dura.

          This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.
          The description of the Senior Secured Revolving Credit Facility and Second Lien Credit Facility set forth in Item 2.03 are hereby incorporated by reference.
ITEM 1.02 Termination of a Material Definitive Agreement.
Debt Securities of the Debtors
          On the Effective Date and pursuant to the Plan, the following outstanding debt securities of certain of the Debtors were cancelled, and the indentures governing such debt securities were terminated:
•	8.625% Senior Notes due April 15, 2012, issued by DOC pursuant to the Indenture, dated April 18, 2002, among DOC (as issuer), certain affiliates of DOC (as guarantors), and BNY Midwest Trust Company (as trustee);

•	9% Senior Subordinated Notes due May 1, 2009, issued by DOC pursuant to the Indentures, dated April 22, 1999, April 22, 1999, and June 22, 2001, among DOC (as issuer), certain affiliates of DOC (as guarantors), and U.S. Bank Trust National Association (as trustee), as amended, supplemented or otherwise modified;

•	7.5% Convertible Subordinated Debentures due March 31, 2028, issued by Old Dura pursuant to the Junior Convertible Subordinated Indenture, dated as of March 20, 1998, among Old Dura (as issuer) and The First National Bank of Chicago (as trustee); and
Second Lien Facility
          On the Effective Date and pursuant to the Plan, the $225 million Second Lien Facility governed by the Credit Agreement dated May 3, 2005 by and among DOC, as Borrower, Old Dura and all subsidiaries of Old Dura as Guarantors, JPMorgan Securities, Inc. and Banc of America Securities, LLC as sole and exclusive joint bookrunners, lead arrangers and syndication agents, and Wilmington Trust Company as collateral agent of the other lenders therein, as amended, was repaid and terminated. The creditors holding Allowed Second Lien Facility Claims (as defined in the Plan) relating to the Second Lien Facility were paid in full in shares of New Series A Preferred Stock on the Effective Date.
DIP Facilities
          On the Effective Date and pursuant to the Plan, the debtor in possession facility loans consisting of (i) the $90 million Senior Secured Super-Priority Debtor In Possession Revolving Credit and Guaranty Agreement, dated as of November 30, 2006 and as amended from time to time, by and among DOC, as Borrower, DASI, and certain subsidiaries of DASI and DOC, as Guarantors, General Electric Capital Corporation, as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Sole Bookrunner, Joint Lead Arranger and Syndication Agent, and Barclays Capital (the investment banking division of Barclays Bank, PLC), as Joint Lead Arranger and Documentation Agent, Bank of America, as Issuing Bank, and each of the Lenders party thereto (the “Revolving DIP Agreement”), and (ii) the $170 million Senior Secured Super-Priority Debtor in Possession Term Loan and Guaranty Agreement, dated as of January 30, 2008 and as amended from time to time, among DOC, as Borrower, DASI, and certain subsidiaries of DASI and DOC, as Guarantors, various lenders and issuing banks, Ableco Finance LLC as Administrative Agent, Collateral Agent, Sole Bookrunner, Lead Arranger, Documentation Agent and Syndication Agent, and Bank of America, N.A. as Issuing Bank (the “Term Loan DIP Agreement” and, together with the Revolving DIP Agreement, the “DIP Credit Agreements”), except those surviving obligations set forth in Article IX.D.4 of the Plan (collectively, the “Allowed DIP Facility Claims”) were repaid in full and terminated. The creditors holding Allowed DIP Facility Claims were paid in full in cash on the Effective Date.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Senior Secured Revolving Credit Facility
          On the Effective Date, New Dura, DOC (as the “Borrower”), and certain of their domestic subsidiaries (as “guarantors”) entered into the Senior Secured Revolving Credit and Guaranty Agreement (the “Senior Secured Revolving Credit Facility”) with a syndicate of lenders, General Electric Capital Corporation as administrative agent and collateral agent, Wachovia Bank, National Association as syndication agent, and Bank of America, N.A. as issuing bank and documentation agent. The Senior Secured Revolving Credit Facility consists of a $110 million revolving loan facility for a term of four years, including a letter of credit subfacility of $25 million.
          The outstanding principal balance under the Senior Secured Revolving Credit Facility shall initially bear interest, at DOC’s option, at a fluctuating rate equal to (a) the Base Rate (as defined in the Senior Secured Revolving Credit and Guaranty Agreement) plus 1.50% per annum, or (b) LIBOR plus 2.75% per annum. The applicable margins shall be subject to adjustment prospectively on a quarterly basis based on DOC’s average Excess Borrowing Availability (as defined in the Senior Secured Revolving Credit and Guaranty Agreement) for the fiscal quarter then ended; provided, that such adjustments shall not occur prior to delivery of the Borrower’s borrowing base certificate for the month ending December 31, 2008. The definitive documentation contains provisions regarding the delivery of financial statements, and the timing and mechanics of subsequent prospective adjustments to the applicable margins.
          In addition, DOC must pay certain fees to the lenders under the Senior Secured Revolving Credit Facility, including (i) annual fees in the amount of $100,000 payable to the Agent; (ii) a closing fee of $2.2 million, representing 2% of the aggregate loan amount, to be allocated among the lenders proportionately based on their respective committed amounts of the $110 million; (iii) a monthly fee initially in an amount equal to 1.0% per year on the average unused daily balance of the Senior Secured Revolving Credit Facility (less any outstanding letters of credit), to be adjusted up or down prospectively on a quarterly basis based on DOC’s Excess Borrowing Availability (as defined in the Senior Secured Revolving Credit and Guaranty Agreement); (iv) monthly fees for all letters of credit, in an amount equal to the LIBOR margin on revolving loans on the outstanding face amount of all letter of credit; (v) a premium payment in an amount equal to the amount of the Senior Secured Revolving Credit Facility commitment reduced or terminated multiplied by 1.0% during the first two years following the agreement’s closing date and 0% thereafter, in the event that the Senior Secured Revolving Credit Facility is reduced or terminated prior to the second anniversary of the closing date; and (vi) all reasonable costs and expenses, including certain legal and auditing expenses and enforcement costs and expenses of the agent and lenders.
          DOC is required to make prepayments as follows: promptly upon receipt thereof in the amount of 100% of the net cash proceeds of (i) any sale or other disposition of assets of DOC or New Dura and any guarantor in excess of an amount to be mutually agreed and except for sales of inventory in the course of business and other dispositions of assets to be agreed; (ii) any sales or issuances of equity (subject to certain customary exceptions) or debt securities of New Dura, DOC or any of the guarantors and/or any other indebtedness for borrowed money incurred by DOC or any of the guarantors after the closing date (other than permitted issuances of equity and permitted amounts and types of indebtedness, each to be mutually agreed upon); and (iii) insurance proceeds and condemnation awards to the extent not reinvested in the business.
          The collateral agent will receive as collateral a first priority perfected security interest in substantially all existing and after-acquired property of each of DOC, New Dura and the guarantors. The Senior Secured Revolving Credit Facility will also be secured by a first priority lien on the collateral of DOC, New Dura and the guarantors, other than that portion of the collateral on which the Second Lien Term Loan (as defined below) has a first priority lien. The Senior Secured Revolving Credit Facility will have a second priority lien on the portion of the collateral on which the Second Lien Term Loan will have a first priority lien, junior to the terms of the Second Lien Term Loan. All obligations under the Senior Secured Revolving Credit Facility will be cross-collateralized with each other and with collateral provided by any subsidiary of DOC or any other guarantor.
          The Senior Secured Revolving Credit Facility contains customary covenants for facilities of this type. In addition, DOC must also comply with certain financial covenants, including (i) a minimum EBITDA for DOC and the guarantors, (ii) minimum Excess Borrowing Availability (as defined in the Senior Secured Revolving Credit and Guarantee Agreement) at all times of $10 million; and (iii) maximum capital expenditures for DOC and guarantors.
          Loans made on the closing date under the Senior Secured Revolving Credit and Guaranty Agreement will be used to refinance the existing indebtedness under the Existing DIP Revolving Credit Facility, to otherwise enable DOC to consummate the Plan, and to fund working capital purposes and general corporate purposes. As of the Effective Date, $24.5 million will be outstanding under the Senior Secured Revolving Credit Facility.
          This description of the Senior Secured Revolving Credit Facility is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated by reference herein.
Second Lien Credit Facility
          On the Effective Date, New Dura, DOC (as Borrower) and certain of their domestic subsidiaries (as guarantors) entered into the Senior Secured Second Lien Credit and Guaranty Agreement (the “Second Lien Credit Facility”) with a syndicate of New Second Lien Lenders and Wilimington Trust Company as administrative agent and collateral agent. The Second Lien Credit Facility is a second lien term loan for a term of five years in a principal amount of $83.75 million issued with original issue discount (“OID”) of 20% of the principle amount. The relative rights of the Senior Secured Revolving Credit Facility and the Second Lien Credit Facility will be set forth in an intercreditor agreement (the “Intercreditor Agreement”) which will include provisions governing their respective collateral rights and obligations.

          The outstanding principal balance under the Second Lien Credit Facility shall bear interest, at DOC’s election, at a rate per annum equal to (a) the ABR plus the Applicable Margin or (b) the Eurodollar Rate plus the Applicable Margin (each as defined in the Senior Secured Second Lien Credit Facility Agreement). Interest shall be payable in cash or, at the option of DOC, in kind such that all interest payments are added to the principle amount of the term loans under the Second Lien Credit Facility.
          In addition, DOC must pay a funding fee of $8.375 million, representing 10% of the aggregate principal amount of the term loan commitments, (without taking into account any OID) to be allocated among the lenders pro rata in accordance with their respective commitments.
          DOC will make mandatory prepayments as follows, to the extent that the Senior Secured Revolving Credit Facility has been repaid in full: (i) 100% of the net cash proceeds of any incurrence of debt (other than permitted debt) by the parties to the loans and their domestic subsidiaries; (ii) 100% of the net cash proceeds of any sale or disposition by the parties to the loans and their domestic subsidiaries of any assets (in excess of $1 million) except for sales of inventory or obsolete, uneconomic, surplus or worn-out property, in each case, in the ordinary course of business, and subject to customary thresholds and exceptions (including the right to reinvest the proceeds); and (iii) a certain percentage excess cash flow for each fiscal year of DOC commencing with the fiscal year ending December 31, 2009, with stepdowns to be mutually agreed and with a right to reinvest the mandatory prepayment resulting from excess cash flow.
          The Second Lien Credit Facility will be secured by (1) a first priority lien on the portion of the collateral consisting of (x) all intercompany indebtedness owed to New Dura, DOC and all guarantors from any foreign subsidiaries and (y) up to 100% of the equity interests of all first-tier foreign subsidiaries of New Dura, DOC and all other guarantors; and (2) a second priority lien on all collateral, junior to the liens of the Senior Secured Revolving Credit Facility (other than the portion of the collateral which the Second Lien Credit Facility will have a second priority lien, as set forth in this section).
          The Second Lien Credit Facility contains customary covenants for facilities of this type. In addition, DOC must also comply with financial covenants, including a maximum leverage ratio and maximum capital expenditures.
          Loans made on the closing date under the Second Lien Credit Facility will be used to refinance the existing indebtedness under the Existing DIP Revolving Credit Facility, to otherwise enable DOC to consummate the Plan, and to fund working capital purposes and general corporate purposes. As of the Effective Date, $83.75 million will be outstanding under the Second Lien Credit Facility.

          This description of the Second Lien Credit Facility is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated by reference herein.
European First Lien Term Loan
     On June 27, 2008, Dura Holding Germany GmbH, a non-domestic subsidiary of DOC, and certain of Dura Holding Germany GmbH’s non-domestic subsidiaries entered into the Credit Agreement (the “European First Lien Term Loan”) with Blackstone Distressed Securities Fund (Luxembourg) SARL and GSO Domestic Capital Funding (Luxembourg) SARL as lenders and Deutsche Bank Trust Company Americas as administrative agent and collateral agent. The European First Lien Term Loan consists of a €32.2 million term loan for a term of four years. The loan will carry an interest rate of EURIBOR plus 925 bps, including a 2% OID.
     The European First Lien Term Loan will be secured by a first priority lien on (i) all intercompany indebtedness of DASI, DOC and all other Guarantors owing to foreign subsidiaries of Dura European Holding LLC & Co. KG and the Guarantors (ii) 100% of the equity interests and assets (other than accounts receivable) of certain subsidiaries of Dura European Holding LLC & Co. KG (collectively, the “European First Term Loan Priority Collateral”). As of the Effective Date, €32.2 million will be outstanding under the European First Lien Term Loan.
European Factoring Agreements
     On the Effective Date, Dura Holding Germany GmbH and certain of Dura Holding Germany GmbH’s non-domestic subsidiaries were party to certain receivables factoring agreements including (i) with GEFactoFrance for the purchase of receivables from a French subsidiary of New Dura and (ii) the purchase of receivables from COFACE Finance GmbH in an amount outstanding of €32.7 million on the Effective Date. The European Factoring Agreements contain representations and warranties and conditions precedent that are customary for transactions of this type.

ITEM 3.02 Unregistered Sales of Equity Securities.
          As disclosed under Item 1.01 above, pursuant to the Plan, New Dura has issued or will issue (i) 8,400,000 shares of New Common Stock to holders of Allowed General Unsecured Claims, other than Canadian General Unsecured Claims, and (ii) 2,281,000 shares of New Series A Preferred Stock to be distributed to the holders of Allowed Second Lien Facility Claims. Additionally, New Dura will issue 83,750 shares of New Series A Preferred Stock to the New Second Lien Lenders in payment of the funding fee.
          Based on the Confirmation Order, New Dura relied on Section 1145(a)(1) of the United States Bankruptcy Code (“Bankruptcy Code”) to exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), the issuance of the New Common Stock and New Series A Preferred Stock to creditors as outlined above. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:
•	the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan of reorganization with the debtor, or of a successor to the debtor under the plan of reorganization;

•	the recipients of the securities must hold claims against or interests in the debtor; and

•	the securities must be issued in exchange, or principally in exchange, for the recipient’s claim against or interest in the debtor.
          To the extent that Section 1145(c)(1) was not available, New Dura relied upon Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, to exempt from the registration requirements of the Securities Act the issuance of securities contemplated by the Plan, including the issuance of the shares of New Series A Preferred Stock (and the shares of New Common Stock issuable upon the conversion of the New Series A Preferred Stock) to the New Second Lien Lenders on the Effective Date. The description of the conversion and other rights of the Preferred Stock set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.
          The forms of stock certificates that will represent the New Common Stock and New Series A Preferred Stock are filed herewith as Exhibits 4.1 and 4.2 and are incorporated by reference herein.
ITEM 3.03 Material Modifications to Rights of Security Holders.
          As disclosed under Items 1.01 and 1.02 above, pursuant to the Plan, the holders of Old Dura’s senior notes will receive New Common Stock, and the Old Dura common stock, convertible trust guarantees, senior notes, senior subordinated notes and convertible subordinated debentures will be cancelled. Holders of the senior subordinated notes, convertible subordinated debentures, convertible trust guarantees and common stock of Old Dura will receive no recovery under the Plan. The New Common Stock will be registered under Section 12(g) of the Exchange Act.

ITEM 5.01 Changes in Control of Registrant.
          On the Effective Date and except as otherwise provided in the Plan, Old Dura’s notes, stock, instruments, certificates, and other documents evidencing the senior notes claims, subordinated notes claims, convertible subordinated debentures claims, convertible trust guarantees and equity interests (including the 18,904,222 shares of Old Dura’s Class A Common Stock, par value $0.01 per share, which were outstanding as of June 1, 2007) existing immediately prior to the Effective Date were cancelled.
          On the Effective Date and pursuant to the Plan, and second lieu Credit Facility, Pacificor, LLC and its affiliates acquired beneficial ownership of 907,000 shares of New Series A Preferred Stock and, based on their percentage ownership of Class 3 Claims (which percentage Pacificor, LLC informed the Debtors of on the Effective Date), approximately 2,264,000 shares of New Common Stock, which shares, when aggregated, represent approximately [38]% of the voting power of New Dura on the Effective Date (taking into account the fact that the shares of New Series A Preferred Stock vote on an as-converted basis, as described in Item 5.03).
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departing Directors and Officers
          On the Effective Date and pursuant to the Plan, the following directors resigned from the board of directors of Old Dura: Walter P. Czarnecki, Jack K. Edwards, James O. Futterknecht, Jr., J. Richard Jones, Nick G. Preda and Ralph R. Whitney, Jr.
Newly Appointed Directors and Officers
          On the Effective Date and pursuant to the Plan, the following individuals were appointed members of the Board of Directors of New Dura (the “New Dura Board”): Fred Bentley, Stephen J. Gilbert, Tim Leuliette, Andy Mitchell, Peter Reilly, and Jeff Stafeil.
          Lawrence A. Denton, a director of Old Dura and New Dura prior to the Effective Date, will remain on the Board of Directors of New Dura following the Effective Date.
          Biographical information regarding the members of the New Dura Board is set forth below.
          Fred Bentley is chief operating officer of Hayes Lemmerz International, Inc., a worldwide producer of aluminum and steel wheels. At Hayes Lemmerz he was instrumental in changing the company’s global operational footprint and introducing lean manufacturing practices. Prior to Hayes Lemmerz, Mr. Bentley served in positions of increasing responsibility at Honeywell (formerly AlliedSignal) where he rose to the position of Managing Director, Europe, and Frito-Lay (PepsiCo).
          Lawrence (Larry) A. Denton is former chairman of the board and has been president and chief executive officer of DURA since January 2003. He assumed the role of chairman in 2005. From 1996 to 2002, Mr. Denton was president of Dow Automotive, a $1 billion business unit of the Dow Chemical Company. Under his leadership, Dow Automotive became one of the top 100 global suppliers to the automotive industry, growing from $300 million to more than $1 billion in revenue in six years. Prior to that, he spent 24 years with Ford Motor Company, where he held a variety of senior management positions.

          Steven J. Gilbert is Senior Managing Director and Chairman of Sun Group (USA). He is also Chairman of the Board of Gilbert Global Equity Partners, L.P., a billion dollar private equity fund. From 1992 to 1997 he was the Founder and Managing General Partner of Soros Capital L.P. Mr. Gilbert has 35 years of experience in private equity investing, investment banking and law. He has served as a director on the boards of more than 25 companies over the span of his career, including Office Depot, Inc., Magnavox Electronic Systems Company, Affinity Financial Group, Inc., GTS-Duratek, and Parker Pen Limited.
          Timothy D. Leuliette is chairman of the board for DURA and is currently chairman and CEO of Leuliette Partners LLC, an investment and financial services firm. He is the former co-chairman and co-CEO of Asahi Tec and former chairman, president, and CEO of automotive supplier Metaldyne Corporation. He has also served as president & COO of privately held Penske Corporation, and prior to that president and CEO of ITT Automotive and executive vice president at ITT. Over his career he has held executive and management positions at both vehicle manufacturers and suppliers and has served on both corporate and civic boards, including as chairman of the Detroit Branch of the Federal Reserve Bank of Chicago.
          Andrew (Andy) B. Mitchell is chief executive and chief investment officer of investment firm Pacificor LLC. Prior to joining Pacificor, Mr. Mitchell was a vice president and co-portfolio manager at ING Funds, and prior to that a vice president and senior analyst at Merrill Lynch Asset Management. Mr. Mitchell was also a senior high yield analyst and assistant vice president at Wertheim/Schroder Investment Services. Previous experience also includes operational experience in the oil refining industry with Exxon and in the mining and construction industries with Chevron Resources.
          Peter Reilly is president and chief operating officer of Strategic Industries, LLC (“Strategic”). Strategic is a diversified holding company with subsidiaries in the Automotive and Consumer Products segments. He joined the company at its inception in 2000 as the chief financial officer. The company was created through a leveraged buyout by Citicorp Venture Capital from US Industries, Inc. (“USI”) a Fortune 500 conglomerate, publicly listed on the New York Stock Exchange. Mr. Reilly has significant experience repositioning portfolio companies and helping them capitalize on international opportunities. Prior to joining Strategic, he served as Treasurer for USI and various senior financial positions with its predecessor, Hanson Industries, PLC and its subsidiaries.
          Jeffrey M. Stafeil has strong international and financial experience and is currently chief financial officer and board member for Germany-based Klöckner Pentaplast, the world’s leading producer of films for the pharmaceutical, food and technology product packaging market. Formerly he was the Executive Vice President and CFO at automotive supplier Metaldyne Corporation, now Asahi Tec Corporation. Since 2006 he has served on the board of directors and is co-chairman of the audit committee for Meridian Corporation, an automotive supplier that exited bankruptcy in December 2006.
Amendment of Compensatory Arrangements
          On May 8, 2008, Mr. Denton, Ms. Skotak, Old Dura and DOC entered into amendments of their respective existing change of control agreements dated June 16, 2004 (the “COC Amendments”).

          The COC Amendments provide a revised definition of “Change of Control” instances as well as an aggregate cap on the amount an officer may receive from New Dura as a result of the change of control agreements, and in the case of Mr. Denton, an employment agreement and the senior executive retirement plan (“SERP”).
          The COC Amendments also amend the instances in which the officer may terminate his or her employment in order to receive severance benefits upon a Change of Control so that a material diminution in the officer’s authority or power or a material adverse change in the conditions under which he or she works would trigger such officer’s severance benefits under his or her respective change of control agreement.
          On May 8, 2008, New Dura amended the SERP in order to conform its definition of change of control to match in that of the COC Amendments. On the same date, New Dura amended the employment agreement of Mr. Denton to provide him with a company sale incentive payment in place of his restricted stock units, which were cancelled. The amount of the sale incentive payment varies with the amount and timing of any such sale. Each of the amendments to the compensatory arrangements has been filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          New Dura filed a Certificate of Incorporation with the Delaware Secretary of State on June 6, 2008, under the name “New Dura, Inc.”, which was amended by (i) the First Amendment to the Certificate of Incorporation on June 20, 2008, to amend New Dura’s authorized share capital and (ii) the Second Amendment to the Certificate of Incorporation on June 25, 2008, to change the entity’s name to “Dura Automotive Systems, Inc.” (as amended from time to time, the “Amended Certificate”).
          On June 20, 2008, New Dura filed a Certificate of Designations relating to the New Series A Preferred Stock with the Delaware Secretary of State, setting forth the terms of the New Series A Preferred Stock and the rights of the holders thereof (the “Certificate of Designations”).
          New Dura also adopted Bylaws effective as of June 6, 2008 (the “Bylaws”). The following description sets forth a summary of the key provisions of the Amended Certificate, Certificate of Designations and the Bylaws. This description of the Amended Certificate, the Certificate of Designations and the Bylaws is qualified in its entirety by reference to the full text of these documents, copies of which are filed as Exhibits 3.1 through 3.5, respectively, and are incorporated by reference herein.
Amended Certificate
          Authorized Capital Stock
          The total number of shares of all classes of stock that New Dura is authorized to issue is 158,182,000 shares, consisting of 155,555,000 shares of New Common Stock, par value $0.01 per share, and 2,627,000 shares of preferred stock, par value $0.01 per share. All shares of the New Common Stock and Series A New Preferred Stock issued on the Effective Date are fully paid and nonassessable.

          Voting Rights
          At every annual or special meeting of stockholders of New Dura, each holder of New Common Stock is entitled to cast one vote for each share of New Common Stock.
          Dividends
          Holders of New Common Stock are entitled to receive dividends on a per share basis, if and when declared payable from time to time by the board of directors.
          Preemptive or Similar Rights
          The New Common Stock is not entitled to preemptive or other similar subscription rights to purchase any securities of New Dura.
          Conversion Rights
          The New Common Stock is not convertible or exchangeable into any other security of New Dura.
          Preferred Stock
          The board of directors of New Dura is authorized to provide for the issuance of shares of preferred stock of New Dura in one or more series, to fix or alter from time to time the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions of a wholly unissued series of preferred stock, to establish from time to time the number of shares constituting any such series or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.
          Prior to the Effective Date, the sole director of New Dura created a series of 2,627,000 shares of preferred stock of New Dura designated as New Series A Preferred Stock governed by the Certificate of Designations related thereto. The New Series A Preferred Stock accrues dividends at a rate of 20% per year, which amount will compound semi-annually. All accumulated and unpaid dividends will be added to the initial liquidation value per share and shall continue accruing until the earlier of (i) the redemption of the share by New Dura, (ii) the conversion of the share in accordance with provisions of the Certificate of Designations and (iii) the date New Dura otherwise acquires the share.
          New Dura may elect to redeem all or any of the shares of New Series A Preferred Stock outstanding at any time in cash at a price per share equal to the liquidation value of a share at such time, which amount is equal to the sum of the initial liquidation value per share, accumulated dividends thereon and accrued but unpaid dividends thereon from and including the last dividend reference date to and excluding the redemption date. If New Dura calls for the redemption of all or any of the New Series A Preferred Stock prior to the third anniversary of the Effective Date, the holders of the affected shares are entitled to convert a specified number of those shares into New Common Stock pursuant to the terms and conditions of the Certificate of Designations, which amount shall be apportioned on a pro rata basis per holder.
          Except as provided in the preceding paragraph, no holder of the New Series A Preferred Stock may convert his or her shares into shares of New Common Stock prior to the third anniversary of the Effective Date. On the third anniversary of the Effective Date, all shares of the New Series A Preferred Stock will automatically be converted into a number of shares of New Common Stock according to the formula specified in the Certificate of Designations based on the aggregate liquidation preference of the shares. Assuming that (i) no portion of the liquidation preference has been prepaid, (ii) no redemptions have taken place and (iii) no shares of New Series A Preferred Stock have been issued to management under any equity incentive plan the shares of the New Series A Preferred Stock will convert into 94% of the New Common Stock on the third anniversary of the Effective Date.
          The New Series A Preferred Stock will have equal voting rights and will vote together as a single class with the New Common Stock and any other class of preferred stock so entitled to vote with the New Common Stock on an as-converted basis (assuming conversion in full on the third anniversary of the Effective Date). The New Series A Preferred Stock will also have separate class voting rights with respect to certain activities of New Dura.
          The affirmative vote of the holders of a majority of the outstanding New Series A Preferred Stock will be required for New Dura to (or permit a subsidiary to):
•	declare or pay dividends on a class or series of capital stock (other than on the New Series A Preferred Stock);

•	redeem, purchase or otherwise acquire capital stock or other equity securities;

•	issue securities having dividend rights or a liquidation preference equal or senior to the New Series A Preferred Stock;

•	authorize, issue or reclassify any equity securities into notes or debt securities containing equity features;

•	merge or consolidate with an entity, or sell more than 25% of New Dura’s assets, if the holders would not receive a consideration equal to the liquidation preference; and

•	liquidate or dissolve New Dura.
          The affirmation vote of the holders of not less than 85% of the then-outstanding Series A Preferred Stock, voting as a separate class shall be required for New Dura or any of its subsidiaries to:
•	become subject to an agreement or instrument that would restrict New Dura’s performance of its obligations under the Certificate of Designations; or

•	enter into or modify agreements with officers, directors, employers or affiliates or persons or entities related thereto.
          For purposes of liquidation, dissolution or winding up of New Dura, the New Series A Preferred Stock will rank senior to any other class or series of capital stock of New Dura, the terms of which are not expressly senior to or partial with the New Series A Preferred Stock.
          The Certificates of Designations may be amended by the affirmative vote of not less than 85%, 66 2/3% or a majority of the shares of the New Series A Preferred Stock,

depending on the content of the amendment, each as specified in Article 9 of the Certificate of Designations.
          Restriction on Issuance of Non-Voting Securities
          New Dura shall not issue any class of non-voting equity securities unless and solely to the extent permitted by section 1123(a)(6) of the Bankruptcy Code; provided, however, that this restriction (A) will have no further force and effect beyond that required under section 1123(a)(6) of the Bankruptcy Code; (B) will have such force and effect, if any, only for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the corporation; and (C) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.
          Number of Directors
          The Amended Certificate provides that the board of directors of New Dura shall consist of seven directors until the third anniversary of the Effective Date (the “Initial Term”). The current directors will serve for the duration of the Initial Term. After the third anniversary of the Effective Date, the number of directors shall be no greater than seven and no less than three and the exact number of directors shall be fixed from time to time by a resolution approved by the board of directors.
          Removal of Directors
          The Amended Certificate provides that, subject to the rights of the holder of any series of New Series A Preferred Stock then outstanding, any director may be removed at any time for cause, at a meeting called for that purpose, by the vote of 66 2/3% of the votes of all outstanding shares of New Dura entitled to vote generally in the election of directors, voting together as a single class.
          Vacancies on the Board of Directors
          The Amended Certificate provides that, subject to the rights, if any, of the holder of any series of the preferred stock then outstanding, vacancies in the board of directors occurring after the Initial Term, or any vacancies created by death, resignation, retirement, disqualification, removal from office or any other cause occurring at any time may be filled (as long as there is at least one remaining director) by a majority vote of the non-employee directors or the sole remaining director. At any given time at least two directors shall be considered “independent” within the meaning of the rules promulgated by the Nasdaq National Market. Directors elected to fill vacancies during the Initial Term will hold office until the end of the Initial Term. Directors elected to fill a directorship newly created, or other vacancies occurring, after the Initial Term will hold office until the next annual meeting of stockholders and a successor is elected.
          Amendment of the Certificate of Incorporation
          The Amended Certificate provides that New Dura Board reserves the right to amend, alter, change or repeal any provision contained in the Amended Certificate, however, the affirmative vote of holders representing at least 85% of the then-outstanding shares of New Series A Preferred Stock is required to adopt any provision inconsistent with, to amend or repeal any provision of, or adopt any Bylaw inconsistent with certain articles of the Amended

Certificate including provisions dealing with the board of directors, action by written consent or the holders of the New Common Stock and amendment to the Amended Certificate (the 85% vote). The 85% vote shall not apply in any instances in which New Dura is consummating a merger, recapitalization, or asset sale permitted under the Series A Certificate of Designators (the then-outstanding shares of New Series A Preferred Stock represent a value of less than $50,000).
          Special Meetings of Stockholders
          The Amended Certificate provide that special meetings of New Dura’s stockholders may be called as provided for in the Certificate of Incorporation, which current permits special meetings to be called only by any of: (i) the New Dura Board pursuant to a resolution adopted by majority vote; (ii) the holders representing not less than 25% of the voting power of all outstanding shares of New Dura entitled to vote (as long as the then-outstanding shares of New Series A Preferred Stock represent a value of at least $50,000); (iii) the chairman of the Board or (iv) the CEO of New Dura.
          Quorum at Meeting of Stockholders
          The Bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment. If a quorum is not present, the stockholders entitled to vote shall have the power to adjourn the meeting until a quorum is present.
          Advance Notice Procedures for Stockholder Proposals
          The Bylaws contain an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder who has given New Dura’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the annual meeting.
          Action by Written Consent of Holders of New Common Stock
          Holders of New Common Stock may take action by written consent in lieu of a stockholder meeting until the earlier of time when (i) the New Common Stock is registered under Section 12(b) of the Exchange Act and (ii) the holders of the New Series A Preferred Stock cease to own at least a majority of the voting power of all outstanding shares of New Dura entitled to vote generally in the election of directors voting together as a single class.
          Limitation of Personal Liability of Directors
          The Amended Certificate provides that, to the fullest extent permitted under Delaware law, a director of New Dura shall not be personally liable to New Dura or its stockholders for monetary damages for any breach of fiduciary duty owed to New Dura or its stockholders.

          Indemnification
          The Amended Certificate and the Bylaws provide that New Dura shall indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she is or was a director or officer of New Dura or by reason of the fact that such director or officer, at the request of New Dura, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered in connection therewith. Such indemnification shall continue if the person has ceased to be a director, officer, partner, member or trustee and shall inure to the benefits of his or her heirs. The indemnification permitted by the Bylaws shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders, or disinterested directors, pursuant to the direction of any court of competent jurisdiction or otherwise.
          Pursuant to the Amended Certificate, New Dura may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation.
          Section 203
          New Dura has elected not to be governed by Section 203 of the Delaware General Corporate Law.
          Amendment of the Bylaws
          The Amended Certificate provides that New Dura Board reserves the right to amend, alter, change or repeal any provision contained in the Bylaws. However, the affirmative vote of (i) the holders representing at least a majority of all outstanding shares of New Dura entitled to vote generally in the election of directors, voting together as a single class (provided that the then-outstanding shares of New Preferred Stock represent a value of less than $50,000) and (ii) the holders of at least a majority of the then-outstanding shares of New Series A Preferred Stock is required to adopt any provision inconsistent with, to amend or repeal any provision of, or adopt any Bylaw inconsistent therewith.

ITEM 8.01 Other Events.
          On June 27, 2008, New Dura issued a press release announcing its emergence from chapter 11 bankruptcy protection and the appointment of the new members of the New Dura Board of Directors pursuant to the Plan. A copy of the press release is attached hereto as Exhibit 99.1.

          Forward-Looking Statements
          This Current Report on Form 8-K of New Dura and the documents incorporated by reference into this Current Report from the filings of its predecessor, Old Dura (formerly known as DASI), as well as other statements made by Old Dura or New Dura, may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, Old Dura or New Dura’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to New Dura’s operations and business environment, which may cause the actual results of New Dura to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of New Dura to successfully implement all post-emergence aspects of the Plan as confirmed; (ii) the ability of New Dura to manage liquidity needs and operate subject to the terms of its financing facilities; (iii) the potential adverse impact of the Chapter 11 cases on New Dura’s liquidity or results of operations; (iv) the ability of New Dura to maintain contracts that are critical to its operations; (v) the ability of New Dura to execute its business plans and strategy, and to do so in a timely fashion; (vi) financial results that may be volatile and may not reflect historical trends; (vii) the ability of New Dura to attract, motivate and/or retain key executives and associates; (viii) New Dura’s ability to obtain and maintain normal terms with vendors and service providers; (ix) New Dura’s ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or unionized employees of any of its significant customers; (x) general economic or business conditions affecting the automotive industry either nationally or regionally, being less favorable than expected; and (xi) increased competition in the automotive components supply market. Other risk factors have been listed from time to time in Old Dura’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006, and will be listed from time to time New Dura’s Securities and Exchange Commission reports. Ultimately, results may differ materially from those in forward-looking statements as a result of various factors including, but not limited to those items listed under Part I. Item 1A. Risks Factors of the Annual Report on Form 10-K for the year ended December 31, 2006. Old Dura and New Dura disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1	The Debtors’ Revised Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (With Further Technical Amendments), as amended, modified and supplemented (incorporated by reference to Exhibit 2.1 attached to the Current Report on Form 8-K filed by Old Dura on May 19, 2008).

2.2	Final Plan Supplement in support of the Revised Plan of Reorganization, dated June 26, 2008.*

3.1	Certificate of Incorporation of New Dura, Inc.*

3.2	First Amendment to the Certificate of Incorporation of New Dura, Inc.*

3.3	Certificate of Designations of the Series A Redeemable Voting Mandatorily Convertible Preferred Stock of New Dura, Inc.*

3.4	Second Amendment to the Certificate of Incorporation of New Dura, Inc.*

3.5	Bylaws of Dura Automotive Systems, Inc. (formerly known as New Dura, Inc.)*

4.1	Form of Stock Certificate of Common Stock of Dura Automotive Systems, Inc.*

4.2	Form of Stock Certificate of Preferred Stock of Dura Automotive Systems, Inc.*

10.1	Asset Purchase Agreement, dated as of June 27, 2008, by and between New Dura Opco, Inc. and Old Dura, Inc. (f/k/a Dura Automotive Systems, Inc.)*

10.2	Registration Rights Agreement, dated as of June 27, 2008, by and between Dura Automotive Systems, Inc. and each of the New Preferred Stockholders listed therein.*

10.3	Senior Secured Revolving Credit and Guaranty Agreement, dated as of June 27, 2008, among Dura Operating Corp. as Borrower, Dura Automotive Systems, Inc. as Parent, Certain Subsidiaries of Dura Automotive Systems, Inc. and Dura Operating Corp. as Guarantors, Various Lenders, and General Electric Capital Corporation as Administrative Agent and Collateral Agent.*

10.4	Senior Secured Second Lien Credit and Guaranty Agreement, dated as of June 27, 2008, among Dura Operating Corp. as Borrower, Dura Automotive Systems, Inc. as Parent, Certain Subsidiaries of Dura Automotive Systems, Inc. and Dura Operating Corp. as Guarantors, Various Lenders, and Wilmington Trust Company as Administrative Agent and as Collateral Agent.*

10.5	Credit Agreement dated as of June 27, 2008, among Dura Automotive Grundstueckverwaltungs GmbH, Dura Automotive Body & Glass Systems GmbH, Dura Automotive Plettenberg Leisten & Blenden GmbH, Dura Automotive Selbecke Leisten & Blenden GmbH, Dura Automotive Holding GmbH & Co. KG, Dura Automotive Systems Einbeck GmbH, Dura Automotive Systems GmbH, and Dura Automotive Systems Rotenburg GmbH as German Borrowers, Dura Automotive Systems CZ. S.R.O. as the Czech Borrower, Dura European Holding LLC & Co., KG and Dura Holding Germany GmbH as Guarantors, the Subsidiary Guarantors Party Hereto from Time to Time, the Lenders Party Hereto, and Deutsche Bank Trust Company Americas as Administrative Agent and Collateral Agent.*

10.6	Amendment No. 1 to Change in Control Agreement, dated May 8, 2008, among Theresa Skotak, Dura Automotive Systems, Inc. and Dura Operating Corp.*

*	Filed herewith.

Exhibit No.	Description
10.7	Intercreditor Agreement dated June 27, 2008 among Dura Operating Corp, Dura Automotive Systems, Inc., Certain Subsidiaries of Dura Automotive Systems, Inc. and Dura Operating Corp. as Guarantors, Wilmington Trust Company as Administrative Agent under the Senior Secured Second Lien Credit and Guaranty Agreement and General Electric Capital Corporation as Administrative Agent under the Senior Secured Revolving Credit and Guaranty Agreement.*

10.8	Revolving Credit Agreement Pledge and Security Agreement, dated June 27, 2008, by and among each of the grantors party thereto and General Electric Capital Corporation, as collateral agent.*

10.9	Second Lien Pledge and Security Agreement, dated June 27, 2008, by and among each of the grantors party thereto and Wilmington Trust Company, as collateral agent.*

10.10	Dura Automotive Systems, Inc. 2003 Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.6 to Form 10-K for the year ended December 31, 2003, filed with the SEC on March 11, 2004).

10.11	Amendment to Dura Automotive Systems, Inc. 2003 Supplemental Executive Retirement Plan, dated May 8, 2008.*

10.12	Employment Letter, dated December 23, 2002, relating to the offer of employment for Mr. Lawrence Denton (incorporated by reference to Exhibit 10.8 to Form 10-K for the year ended December 31, 2003, filed with the SEC on March 11, 2004).

10.13	Amendment No. 1 to Employment Letter, dated May 8, 2008, between Lawrence Denton and Dura Automotive Systems, Inc.*

10.14	Form of Change of Control Agreement dated as of June 16, 2004 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the SEC on August 6, 2004).

10.15	Amendment No. 1 to Change in Control Agreement, dated May 8, 2008, among Lawrence Denton, Dura Automotive Systems, Inc. and Dura Operating Corp.*

99.1	Press Release issued by Dura Automotive Systems, Inc. dated June 27, 2008, Regarding Emergence from Bankruptcy and Appointment of New Board of Directors.*

*	Filed herewith.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURA AUTOMOTIVE SYSTEMS, INC.
Date: June 26, 2008
	BY:	/s/ Theresa Skotak
Theresa Skotak
Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	The Debtors’ Revised Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (With Further Technical Amendments), as amended, modified and supplemented (incorporated by reference to Exhibit 2.1 attached to the Current Report on Form 8-K filed by Old Dura on May 19, 2008).

2.2	Final Plan Supplement in support of the Revised Plan of Reorganization, dated June 26, 2008.*

3.1	Certificate of Incorporation of New Dura, Inc.*

3.2	First Amendment to the Certificate of Incorporation of New Dura, Inc.*

3.3	Certificate of Designations of the Series A Redeemable Voting Mandatorily Convertible Preferred Stock of New Dura, Inc.*

3.4	Second Amendment to the Certificate of Incorporation of New Dura, Inc.*

3.5	Bylaws of Dura Automotive Systems, Inc. (formerly known as New Dura, Inc.)*

4.1	Form of Stock Certificate of Common Stock of Dura Automotive Systems, Inc.*

4.2	Form of Stock Certificate of Preferred Stock of Dura Automotive Systems, Inc.*

10.1	Asset Purchase Agreement, dated as of June 27, 2008, by and between New Dura Opco, Inc. and Old Dura, Inc. (f/k/a Dura Automotive Systems, Inc.)*

10.2	Registration Rights Agreement, dated as of June 27, 2008, by and between Dura Automotive Systems, Inc. and each of the New Preferred Stockholders listed therein.*

10.3	Senior Secured Revolving Credit and Guaranty Agreement, dated as of June 27, 2008, among Dura Operating Corp. as Borrower, Dura Automotive Systems, Inc. as Parent, Certain Subsidiaries of Dura Automotive Systems, Inc. and Dura Operating Corp. as Guarantors, Various Lenders, and General Electric Capital Corporation as Administrative Agent and Collateral Agent.*

10.4	Senior Secured Second Lien Credit and Guaranty Agreement, dated as of June 27, 2008, among Dura Operating Corp. as Borrower, Dura Automotive Systems, Inc. as Parent, Certain Subsidiaries of Dura Automotive Systems, Inc. and Dura Operating Corp. as Guarantors, Various Lenders, and Wilmington Trust Company as Administrative Agent and as Collateral Agent.*

10.5	Credit Agreement dated as of June 27, 2008, among Dura Automotive Grundstueckverwaltungs GmbH, Dura Automotive Body & Glass Systems GmbH, Dura Automotive Plettenberg Leisten & Blenden GmbH, Dura Automotive Selbecke Leisten & Blenden GmbH, Dura Automotive Holding GmbH & Co. KG, Dura Automotive Systems Einbeck GmbH, Dura Automotive Systems GmbH, and Dura Automotive Systems Rotenburg GmbH as German Borrowers, Dura Automotive Systems CZ. S.R.O. as the Czech Borrower, Dura European Holding LLC & Co., KG and Dura Holding Germany GmbH as Guarantors, the Subsidiary Guarantors Party Hereto from Time to Time, the Lenders Party Hereto, and Deutsche Bank Trust Company Americas as Administrative Agent and Collateral Agent.*

*	Filed herewith.

Exhibit No.	Description

10.6	Amendment No. 1 to Change in Control Agreement, dated May 8, 2008, among Theresa Skotak, Dura Automotive Systems, Inc. and Dura Operating Corp.*

10.7	Intercreditor Agreement dated June 27, 2008 among Dura Operating Corp, Dura Automotive Systems, Inc., Certain Subsidiaries of Dura Automotive Systems, Inc. and Dura Operating Corp. as Guarantors, Wilmington Trust Company as Administrative Agent under the Senior Secured Second Lien Credit and Guaranty Agreement and General Electric Capital Corporation as Administrative Agent under the Senior Secured Revolving Credit and Guaranty Agreement.*

10.8	Revolving Credit Agreement Pledge and Security Agreement, dated June 25, 2008, by and among each of the grantors party thereto and General Electric Capital Corporation, as collateral agent.*

10.9	Second Lien Pledge and Security Agreement, dated June 25, 2008, by and among each of the grantors party thereto and Wilmington Trust Company, as collateral agent.*

10.10	Dura Automotive Systems, Inc. 2003 Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.6 to Form 10-K for the year ended December 31, 2003, filed with the SEC on March 11, 2004).

10.11	Amendment to Dura Automotive Systems, Inc. 2003 Supplemental Executive Retirement Plan, dated May 8, 2008.*

10.12	Employment Letter, dated December 23, 2002, relating to the offer of employment for Mr. Lawrence Denton (incorporated by reference to Exhibit 10.8 to Form 10-K for the year ended December 31, 2003, filed with the SEC on March 11, 2004).

10.13	Amendment No. 1 to Employment Letter, dated May 8, 2008, between Lawrence Denton and Dura Automotive Systems, Inc.*

10.14	Form of Change of Control Agreement dated as of June 16, 2004 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the SEC on August 6, 2004).

10.15	Amendment No. 1 to Change in Control Agreement, dated May 8, 2008, among Lawrence Denton, Dura Automotive Systems, Inc. and Dura Operating Corp.*

99.1	Press Release issued by Dura Automotive Systems, Inc. dated June 27, 2008, Regarding Emergence from Bankruptcy and Appointment of New Board of Directors.*

*	Filed herewith.